UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 22, 2009
Willis Group Holdings Limited
(Exact Name of Registrant as Specified in Its Charter)
Bermuda
(State or Other Jurisdiction of Incorporation)

001-16503	98-0352587

(Commission File Number)	(IRS Employer Identification No.)
c/o Willis Group Limited
51 Lime Street
London EC3M 7DQ, England

(Address of Principal Executive Offices)
(44) (20) 7488-8111

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On September 22, 2009, Willis Group Holdings Limited (“Willis”) issued a press release announcing the commencement of an offering of $250 million aggregate principal amount of senior unsecured notes due 2019 by its indirect wholly-owned subsidiary Willis North America Inc. (“WNA”) on the terms and conditions set forth in a preliminary prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended. Willis also announced a simultaneous fixed price cash tender offer by WNA for any and all of its outstanding $250 million aggregate principal amount of 5.125% Senior Notes due 2010 on the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal that are being sent to the holders of such senior notes.
On September 22, 2009, Willis issued a press release announcing that WNA had priced an issuance of $300 million aggregate principal amount of its 7.00% senior unsecured notes due 2019.
A copy of the press releases relating to such announcements, each dated September 22, 2009, are attached hereto as Exhibits 99.1, 99.2 and 99.3 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

99.1	September 22, 2009 Senior Notes Press Release

99.2	September 22, 2009 Tender Offer Press Release

99.3	September 22, 2009 Pricing Press Release

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIS GROUP HOLDINGS LIMITED
Date: September 23, 2009	By:	/s/ Patrick C. Regan
		Name:	Patrick C. Regan
		Title:	Group Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	September 22, 2009 Senior Notes Press Release

99.2	September 22, 2009 Tender Offer Press Release

99.3	September 22, 2009 Pricing Press Release